Exhibit 99.1

News Release
Global Headquarters: 200 Innovation Way, Akron, Ohio 44316-0001	Media Website: www.GoodyearNewsRoom.com

MEDIA CONTACT:	Keith Price
330-796-1863
ANALYST CONTACT:	Christina Zamarro
330-796-1042
FOR IMMEDIATE RELEASE

Goodyear Reports Fourth Quarter, Full-Year 2016 Results;

Announces Increase to Share Repurchase Program

•	Strong Goodyear net income of $561 million for fourth quarter, $1.3 billion for full-year

•	Segment operating income of $479 million for fourth quarter, record core segment operating income of $2.0 billion for full-year

•	Full-year earnings per share of $4.74, up 323%; adjusted earnings per share of $4.00, up 20%

•	Full-year Cash Flow from Operating Activities of $1.5 billion

•	Record Americas fourth quarter income of $295 million, 14.3% operating margin

•	Record Asia Pacific fourth quarter income of $103 million, 18.8% operating margin

•	Company confirms 2020 targets, capital allocation plan; increases share repurchase authorization by $1.0 billion

AKRON, Ohio, February 8, 2017 – The Goodyear Tire & Rubber Company today reported results for the fourth quarter and full-year of 2016.

“We delivered solid net income and record core segment operating income in 2016, driven by strong performance in our Americas and Asia Pacific consumer tire businesses,” said Richard J. Kramer, chairman and chief executive officer. “Our results demonstrate continued sustainable earnings growth and disciplined execution of our strategy.

“While we expect raw material inflation to be a significant headwind in 2017, the combination of Goodyear’s innovation leadership, award-winning products and strong global brand creates an industry-leading value proposition and competitive advantage,” Kramer said. “We’ve demonstrated that we have been able to successfully offset raw material inflation over time.

“We remain confident in our strategy of capturing profitable growth in key segments of the market and in delivering our 2020 targets.”

Goodyear’s fourth quarter 2016 sales were $3.7 billion, down from $4.1 billion a year ago, with the decrease driven by the deconsolidation of the company’s subsidiary in Venezuela.

Tire unit volumes totaled 41.1 million, down 2 percent from 2015. Replacement tire shipments were down 1 percent. Original equipment unit volume was down 7 percent, driven in part due to weakness in the U.S. commercial truck market.

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Goodyear’s fourth quarter 2016 net income was $561 million ($2.14 per share), compared to a net loss of $380 million ($1.42 per share) in the year-ago quarter. The prior year was negatively impacted by a charge to deconsolidate Venezuela. Fourth quarter 2016 adjusted net income was $249 million (95 cents per share), compared to $257 million (93 cents per share) in 2015. Per share amounts are diluted.

The company reported fourth quarter segment operating income of $479 million in 2016, compared to $480 million a year ago. Segment operating income in 2016 benefited from net cost savings, which was more than offset by lower price/mix net of raw material costs, lower volume and the deconsolidation of Venezuela. Core segment operating income, which excludes Venezuela, was $458 million in the year-ago quarter.

Full-Year Results

Goodyear’s 2016 sales were $15.2 billion, down 8 percent from 2015, primarily reflecting the deconsolidation of Venezuela and unfavorable foreign currency translation.

Tire unit volumes totaled 166.1 million, essentially unchanged from 2015. Replacement tire shipments were up 2 percent. Original equipment unit volume was down 4 percent. Excluding the impact of the deconsolidation of Venezuela, unit volumes increased 1 percent.

Goodyear’s 2016 net income of $1.3 billion ($4.74 per share) is up from $307 million ($1.12 per share) in 2015. The increase was driven by a charge in 2015 to deconsolidate Venezuela and a decrease in 2016 income tax expense due to the release of foreign tax valuation allowances. Full-year adjusted net income was $1.1 billion ($4.00 per share), up from $906 million ($3.32 per share) in 2015. Per share amounts are diluted.

The company reported 2016 segment operating income of $2.0 billion, down 2 percent from a year ago. The decrease was more than explained by the deconsolidation of Venezuela. Core segment operating income, which excludes Venezuela, was $1.9 billion in 2015.

Reconciliation of Non-GAAP Financial Measures

See the note at the end of this release for further explanation and reconciliation tables for Segment Operating Income and Margin; Adjusted Net Income; and Adjusted Diluted Earnings per Share, reflecting the impact of certain significant items on the 2016 and 2015 periods.

Business Segment Results

Americas

	Fourth Quarter		Twelve Months
(in millions)	2016	2015	2016	2015
Tire Units	18.7	19.6	74.1	79.1
Sales	$2,061	$2,313	$8,172	$9,370
Segment Operating Income	295	284	1,151	1,266
Segment Operating Margin	14.3%	12.3%	14.1%	13.5%

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Americas’ fourth quarter 2016 sales decreased 11 percent from last year to $2.1 billion. Sales reflect a 5 percent decrease in tire unit volume and the deconsolidation of Venezuela. Replacement tire shipments were down 3 percent. Original equipment unit volume was down 12 percent. Excluding the impact of the deconsolidation of Venezuela, unit volume decreased 3 percent.

Fourth quarter 2016 segment operating income of $295 million was up 4 percent from the prior year and a record. The increase was driven by strong performance in the consumer tire business, which was partially offset by weakness in the commercial truck tire business and the deconsolidation of Venezuela. Cost reduction actions and strong price/mix net of raw material costs were partially offset by the impacts of lower volume.

The deconsolidation of Venezuela negatively impacted fourth quarter volumes by 0.3 million units, sales by $167 million and segment operating income by $22 million.

Europe, Middle East and Africa

	Fourth Quarter		Twelve Months
(in millions)	2016	2015	2016	2015
Tire Units	14.1	14.2	61.1	61.1
Sales	$1,132	$1,191	$4,880	$5,115
Segment Operating Income	81	100	461	435
Segment Operating Margin	7.2%	8.4%	9.4%	8.5%

Europe, Middle East and Africa’s fourth quarter sales of $1.1 billion were down 5 percent from the prior year reflecting unfavorable currency translation and a 1 percent decrease in sales volume. Replacement tire shipments were up 1 percent. Original equipment unit volume was down 5 percent.

Fourth quarter 2016 segment operating income of $81 million was 19 percent below the prior year driven by lower price/mix net of raw materials, foreign currency translation and the impact of lower volume.

Asia Pacific

	Fourth Quarter		Twelve Months
(in millions)	2016	2015	2016	2015
Tire Units	8.4	8.3	30.9	26.0
Sales	$548	$559	$2,106	$1,958
Segment Operating Income	103	96	373	319
Segment Operating Margin	18.8%	17.2%	17.7%	16.3%

Asia Pacific’s fourth quarter 2016 sales decreased 2 percent from last year to $548 million. Sales reflect unfavorable foreign currency translation, which more than offset a 1 percent increase in tire unit volume. Replacement tire shipments were up 3 percent. Original equipment unit volume was down 2 percent.

Fourth quarter 2016 segment operating income of $103 million was up 7 percent from last year and a record, driven by lower conversion costs and higher volume, which were partially offset by lower price/mix net of raw material costs.

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Financial Targets

As a result of the continued escalation of raw material costs and the timing of the corresponding contractual adjustments to pricing with certain of its customers, the company expects flat year-over-year segment operating income in 2017 compared to 2016.

The company has confirmed its 2020 financial targets and capital allocation plan, which were announced on September 15, 2016.

See the note at the end of this release for further explanation of forward-looking total segment operating income.

Shareholder Return Program

The company paid a quarterly dividend of 10 cents per share of common stock on December 1, 2016. The Board of Directors has declared a quarterly dividend of 10 cents per share payable March 1, 2017, to shareholders of record on February 1, 2017.

As a part of its previously announced $1.1 billion share repurchase program, the company repurchased 9.8 million shares of its common stock for $300 million during 2016’s fourth quarter. For the full year, the company repurchased 16.7 million shares for $500 million.

Since 2014, purchases under the program total 31.2 million shares for $913 million.

On February 2, 2017, the Board of Directors authorized a $1.0 billion increase in the share repurchase program, bringing the total authorization to $2.1 billion.

Conference Call

Goodyear will hold an investor conference call at 9 a.m. today. Prior to the commencement of the call, the company will post the financial and other related information that will be presented on its investor relations website: http://investor.goodyear.com.

Participating in the conference call will be Richard J. Kramer, chairman, chief executive officer and president; and Laura K. Thompson, executive vice president and chief financial officer.

Investors, members of the media and other interested persons can access the conference call on the website or via telephone by calling either (800) 895-1715 or (785) 424-1059 before 8:55 a.m. and providing the Conference ID “Goodyear.” A taped replay will be available by calling (800) 839-4897 or (402) 220-2683. The replay will also remain available on the website.

Goodyear is one of the world’s largest tire companies. It employs about 66,000 people and manufactures its products in 48 facilities in 21 countries around the world. Its two Innovation Centers in Akron, Ohio and Colmar-Berg, Luxembourg strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to www.goodyear.com/corporate. GT-FN

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Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to implement successfully our strategic initiatives; actions and initiatives taken by both current and potential competitors; increases in the prices paid for raw materials and energy; a labor strike, work stoppage or other similar event; foreign currency translation and transaction risks; deteriorating economic conditions or an inability to access capital markets; work stoppages, financial difficulties or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

(financial statements follow)

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The Goodyear Tire & Rubber Company and Subsidiaries

Consolidated Statements of Operations (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In millions, except per share amounts)	2016	2015	2016	2015
NET SALES	$3,741	$4,063	$15,158	$16,443

Cost of Goods Sold	2,722	3,071	10,972	12,164
Selling, Administrative and General Expense	600	725	2,407	2,614
Rationalizations	16	32	210	114
Interest Expense	87	116	372	438
Loss on Deconsolidation of Venezuelan Subsidiary	—	646	—	646
Other (Income)	(13)	(17)	(10)	(141)

Income (Loss) before Income Taxes	329	(510)	1,207	608
United States and Foreign Tax Expense (Benefit)	(238)	(137)	(77)	232

Net Income (Loss)	567	(373)	1,284	376
Less: Minority Shareholders’ Net Income	6	7	20	69

Goodyear Net Income (Loss)	$561	$(380)	$1,264	$307

Goodyear Net Income (Loss) - Per Share of Common Stock
Basic	$2.17	$(1.42)	$4.81	$1.14

Weighted Average Shares Outstanding	258	269	263	269
Diluted	$2.14	$(1.42)	$4.74	$1.12

Weighted Average Shares Outstanding	262	269	266	273
Cash Dividends Declared Per Common Share	$—	$0.07	$0.31	$0.25

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The Goodyear Tire & Rubber Company and Subsidiaries

Consolidated Balance Sheets (unaudited)

(In millions, except share data)	December 31,	December 31,
	2016	2015
Assets:
Current Assets:
Cash and Cash Equivalents	$1,132	$1,476
Accounts Receivable, less Allowance - $101 ($105 in 2015)	1,769	2,033
Inventories:
Raw Materials	436	419
Work in Process	131	138
Finished Products	2,060	1,907

	2,627	2,464
Prepaid Expenses and Other Current Assets	190	153

Total Current Assets	5,718	6,126
Goodwill	535	555
Intangible Assets	136	138
Deferred Income Taxes	2,414	2,141
Other Assets	668	654
Property, Plant and Equipment less Accumulated Depreciation - $9,125 ($8,637 in 2015)	7,040	6,777

Total Assets	$16,511	$16,391

Liabilities:
Current Liabilities:
Accounts Payable-Trade	$2,589	$2,769
Compensation and Benefits	584	666
Other Current Liabilities	963	886
Notes Payable and Overdrafts	245	49
Long Term Debt and Capital Leases due Within One Year	436	585

Total Current Liabilities	4,817	4,955
Long Term Debt and Capital Leases	4,798	5,074
Compensation and Benefits	1,460	1,468
Deferred Income Taxes	85	91
Other Long Term Liabilities	626	661

Total Liabilities	11,786	12,249
Shareholders’ Equity:
Common Stock, no par value:
Authorized, 450 million shares, Outstanding shares – 252 million (267 million in 2015) after deducting 27 million treasury shares (11 million in 2015)	252	267
Capital Surplus	2,645	3,093
Retained Earnings	5,808	4,570
Accumulated Other Comprehensive Loss	(4,198)	(4,010)

Goodyear Shareholders’ Equity	4,507	3,920
Minority Shareholders’ Equity – Nonredeemable	218	222

Total Shareholders’ Equity	4,725	4,142

Total Liabilities and Shareholders’ Equity	$16,511	$16,391

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The Goodyear Tire & Rubber Company and Subsidiaries

Consolidated Statements of Cash Flows (unaudited)

(In millions)	Year Ended
	December 31,
	2016	2015
Cash Flows from Operating Activities:
Net Income	$1,284	$376
Adjustments to Reconcile Net Income to Cash Flows from Operating Activities:
Depreciation and Amortization	727	698
Amortization and Write-Off of Debt Issuance Costs	29	23
Provision for Deferred Income Taxes	(229)	79
Loss on Deconsolidation of Venezuelan Subsidiary	—	646
Net Pension Curtailments and Settlements	17	139
Net Rationalization Charges	210	114
Rationalization Payments	(86)	(144)
Net Gains on Asset Sales	(31)	(71)
Net Pension Contributions and Direct Payments	(89)	(103)
Gain on Recognition of Deferred Royalty Revenue	—	(155)
Changes in Operating Assets and Liabilities, Net of Asset Acquisitions and Dispositions:
Accounts Receivable	211	(31)
Inventories	(172)	(89)
Accounts Payable - Trade	(156)	78
Compensation and Benefits	(50)	66
Other Current Liabilities	(56)	(28)
Other Assets and Liabilities	(105)	89

Total Cash Flows from Operating Activities	1,504	1,687
Cash Flows from Investing Activities:
Capital Expenditures	(996)	(983)
Asset Dispositions	35	62
Decrease in Cash Due to Deconsolidation of Venezuelan Subsidiary	—	(320)
Decrease (Increase) in Restricted Cash	6	(6)
Short Term Securities Acquired	(72)	(77)
Short Term Securities Redeemed	60	69
Other Transactions	(6)	(7)

Total Cash Flows from Investing Activities	(973)	(1,262)
Cash Flows from Financing Activities:
Short Term Debt and Overdrafts Incurred	417	103
Short Term Debt and Overdrafts Paid	(228)	(84)
Long Term Debt Incurred	4,988	2,819
Long Term Debt Paid	(5,433)	(3,315)
Common Stock Issued	13	53
Common Stock Repurchased	(500)	(180)
Common Stock Dividends Paid	(82)	(68)
Transactions with Minority Interests in Subsidiaries	(11)	(9)
Debt Related Costs and Other Transactions	(24)	(33)
Dissolution of Global Alliance	—	(271)

Total Cash Flows from Financing Activities	(860)	(985)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(15)	(125)

Net Change in Cash and Cash Equivalents	(344)	(685)
Cash and Cash Equivalents at Beginning of the Period	1,476	2,161

Cash and Cash Equivalents at End of the Period	$1,132	$1,476

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Non-GAAP Financial Measures (unaudited)

This earnings release presents Total Segment Operating Income and Margin, Core Segment Operating Income, Adjusted Net Income and Adjusted Diluted Earnings Per Share (EPS), which are important financial measures for the company but are not financial measures defined by U.S. GAAP, and should not be construed as alternatives to corresponding financial measures presented in accordance with U.S. GAAP.

Total Segment Operating Income is the sum of the individual strategic business units’ (SBUs’) Segment Operating Income as determined in accordance with U.S. GAAP. Total Segment Operating Margin is Total Segment Operating Income divided by Net Sales as determined in accordance with U.S. GAAP. Management believes that Total Segment Operating Income and Margin are useful because they represent the aggregate value of income created by the company’s SBUs and exclude items not directly related to the SBUs for performance evaluation purposes.

Core Segment Operating Income is Total Segment Operating Income excluding the operating income from our Venezuelan subsidiary, which we deconsolidated on December 31, 2015. Management believes that Core Segment Operating Income is useful because it represents Total Segment Operating Income from the company’s ongoing reported operations.

The most directly comparable U.S. GAAP financial measure to Total and Core Segment Operating Income is Goodyear Net Income and to Total Segment Operating Margin is Goodyear Net Income as a percent of Sales (which is calculated by dividing Goodyear Net Income by Net Sales).

Adjusted Net Income is Goodyear Net Income as determined in accordance with U.S. GAAP adjusted for certain significant items. Adjusted Diluted EPS is the company’s Adjusted Net Income divided by Weighted Average Shares Outstanding-Diluted as determined in accordance with U.S. GAAP. Management believes that Adjusted Net Income and Adjusted Diluted EPS are useful because they represent how management reviews the operating results of the company excluding the impacts of rationalizations, asset write-offs, accelerated depreciation, asset sales and certain other significant items.

It should be noted that other companies may calculate similarly-titled non-GAAP financial measures differently and, as a result, the measures presented herein may not be comparable to such similarly-titled measures reported by other companies.

The company is unable to present a quantitative reconciliation of its forward-looking non-GAAP financial measure, Total Segment Operating Income, to the most directly comparable U.S. GAAP financial measure, Goodyear Net Income, because management cannot reliably predict all of the necessary components of Goodyear Net Income without unreasonable effort. Goodyear Net Income includes several significant items that are not included in Total Segment Operating Income, such as rationalization charges, other (income) expense, pension curtailments and settlements, and income taxes. The decisions and events that typically lead to the recognition of these and other similar non-GAAP adjustments, such as a decision to exit part of the company’s business, acquisitions and dispositions, foreign currency exchange gains and losses, financing fees, actions taken to manage the company’s pension liabilities, and the recording or release of tax valuation allowances, are inherently unpredictable as to if or when they may occur. The inability to provide a reconciliation is due to that unpredictability and the related difficulty in assessing the potential financial impact of the non-GAAP adjustments. For the same reasons, the company is unable to address the probable significance of the unavailable information, which could be material to the company’s future financial results.

See the tables below for reconciliations of historical Total Segment Operating Income and Margin, Core Segment Operating Income, Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable U.S. GAAP financial measures.

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Segment Operating Income and Margin Reconciliation Table

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In millions)	2016	2015	2016	2015
Core Segment Operating Income	$479	$458	$1,985	$1,901
Venezuela Subsidiary Operating Income	—	22	—	119

Total Segment Operating Income	$479	$480	$1,985	$2,020
Rationalizations	(16)	(32)	(210)	(114)
Interest Expense	(87)	(116)	(372)	(438)
Other Income	13	17	10	141
Asset Write-offs and Accelerated Depreciation	(10)	(3)	(20)	(8)
Corporate Incentive Compensation Plans	(16)	(42)	(76)	(103)
Corporate Pension Curtailments/Settlements	(2)	(137)	(16)	(137)
Intercompany Profit Elimination	5	3	(2)	(3)
Loss on Deconsolidation of Venezuelan Subsidiary	—	(646)	—	(646)
Retained Expenses of Divested Operations	(6)	(8)	(18)	(14)
Other	(31)	(26)	(74)	(90)

Income (Loss) before Income Taxes	$329	$(510)	$1,207	$608
United States and Foreign Taxes Expense (Benefit)	(238)	(137)	(77)	232
Less: Minority Shareholders Net Income	6	7	20	69

Goodyear Net Income (Loss)	$561	$(380)	$1,264	$307

Sales	$3,741	$4,063	$15,158	$16,443
Goodyear Net Income (Loss) as a Percent of Sales	15.0%	(9.4)%	8.3%	1.9%
Total Segment Operating Margin	12.8%	11.8%	13.1%	12.3%

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Adjusted Net Income and Adjusted Diluted Earnings per Share Reconciliation Table

Fourth Quarter 2016	Income Before Income Taxes	Taxes	Minority Interest	Goodyear Net Income	Weighted Average Shares Outstanding- Diluted	Diluted EPS
(In millions, except EPS)
As Reported	$329	$(238)	$6	$561	262	$2.14
Significant Items:
Rationalizations, Asset Write-offs, and Accelerated Depreciation Charges	26	2	1	23		0.09
Legal Claims Unrelated to Operations	10	4		6		0.02
Pension Settlement	3			3		0.01
Discrete Tax Items		331	1	(332)		(1.26)
Insurance Recovery – Discontinued Products	(17)	(7)		(10)		(0.04)
Net Gains on Asset Sales	(3)	(1)		(2)		(0.01)

	19	329	2	(312)		$(1.19)

As Adjusted	$348	$91	$8	$249	262	$0.95

Fourth Quarter 2015	Income (Loss) Before Income Taxes	Taxes	Minority Interest	Goodyear Net Income	Weighted Average Shares Outstanding- Diluted *	Diluted EPS
(In millions, except EPS)
As Reported	$(510)	$(137)	$7	$(380)	273	$(1.39)
Significant Items:
Venezuela Deconsolidation	646	69		577		2.11
Pension Settlement	137	51		86		0.31
Debt Repayments	57	22		35		0.13
Rationalizations, Asset Write-offs, and Accelerated Depreciation Charges	36	6		30		0.11
Transaction Costs and Net Gains on Asset Sales	(51)	(11)	(1)	(39)		(0.15)
Net Gains on SRI Share Sale	(30)	2		(32)		(0.12)
Net Income and Other Discrete Tax Benefits	(2)	18		(20)		(0.07)

	793	157	(1)	637		$2.32

As Adjusted	$283	$20	$6	$257	273	$0.93

*	Calculation of Weighted Average Shares Outstanding - Diluted includes 4 million weighted average shares outstanding for stock options and other securities that were anti-dilutive.

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Full-Year 2016	Income Before Income Taxes	Taxes	Minority Interest	Goodyear Net Income	Weighted Average Shares Outstanding- Diluted	Diluted EPS
(In millions, except EPS)
As Reported	$1,207	$(77)	$20	$1,264	266	$4.74
Significant Items:
Rationalizations, Asset Write-offs, and Accelerated Depreciation Charges	230	11	1	218		0.82
Debt Repayments	65	20		45		0.17
Americas Intracompany Profit Elimination Adjustment	24	9		15		0.06
Pension Settlement	17			17		0.06
Legal Claims Unrelated to Operations	10	4		6		0.02
Discrete Tax Items	2	458	2	(458)		(1.71)
Net Gains on Asset Sales	(31)	(5)		(26)		(0.10)
Insurance Recovery – Discontinued Products	(24)	(9)		(15)		(0.06)

	293	488	3	(198)		$(0.74)

As Adjusted	$1,500	$411	$23	$1,066	266	$4.00

Full-Year 2015	Income Before Income Taxes	Taxes	Minority Interest	Goodyear Net Income	Weighted Average Shares Outstanding- Diluted	Diluted EPS
(In millions, except EPS)
As Reported	$608	$232	$69	$307	273	$1.12
Significant Items:
Venezuela Deconsolidation	646	69		577		2.11
Rationalizations, Asset Write-offs, and Accelerated Depreciation Charges	123	14	17	92		0.34
Pension Settlement	137	51		86		0.31
Debt Repayments	57	22		35		0.13
Charges for Labor Claims Related to a Closed Facility in Greece	4			4		0.02
Gain on Recognition of Deferred Royalty Income	(155)	(56)		(99)		(0.36)
Net Gains on SRI Share Sale	(30)	2		(32)		(0.12)
Net Income and Other Discrete Tax Benefits	(4)	19	2	(25)		(0.09)
Transaction Costs and Net Gains on Asset Sales	(35)	(11)	(1)	(23)		(0.08)
Insurance Recovery – Discontinued Products	(25)	(9)		(16)		(0.06)

	718	101	18	599		$2.20

As Adjusted	$1,326	$333	$87	$906	273	$3.32

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